Exhibit 21

                            Subsidiaries of Chartwell


                           Chartwell Advisers Limited
                           Chartwell Reinsurance Company
                           Drayton Company Limited
                           Oak Dedicated Limited
                           Insurance Corporation of New York (INSCORP)
                           Chartwell Holdings Limited
                           Dakota Specialty Insurance Company
                           ReCor Insurance Company, Inc.
                           Archer Group Holdings plc
                           Archer Managing Agents Limited